Exhibit 99.1

Southland Executes Financing Agreement & Credit Amendment with Surety Partners

GRAPEVINE, Texas, August 13, 2026 – Southland Holdings, Inc. (NYSE American: SLND and SLND WS) (“Southland”), a leading provider of specialized infrastructure construction services, today announced that the Company entered into a financing agreement and credit amendment with certain surety partners.

Frank Renda, Southland’s President & Chief Executive Officer, said, “Entering into the Financial Assistance Agreement and Second Amendment to the Credit Agreement marks a significant milestone in the strategic plan we outlined earlier this year and provides us with greater flexibility to execute that plan. We are grateful for the continued partnership with the sureties and look forward to executing on our backlog under the support of these agreements.”

Financial Assistance Agreement

On August 13, 2026, the Company, certain individual shareholder indemnitors (the “Shareholder Indemnitors,” and together with the Company, the “Indemnitors”), and certain sureties (each, a “Surety,” and collectively, the “Sureties”) of Southland entered into a financial assistance agreement (the “Financial Assistance Agreement”), with a retroactive effective date of October 1, 2025 (the “Retroactive Effective Date”). The Financial Assistance Agreement governs the terms on which the Sureties have provided, and may continue to provide in the future, financing assistance in respect of bonded construction contracts and projects.

Under the terms of the Financial Assistance Agreement, any Surety or Sureties providing bonds after the Retroactive Effective Date (each, a “Bonding Surety” and collectively, the “Bonding Sureties”) shall be deemed to be providing “Bonding Surety Financing.” Bonding Surety Financing will bear interest at the rate of four percent (4%) per annum from the date of each advance by a Surety into the applicable cash account. Accrued interest will be capitalized and added to the principal amount of financial assistance giving rise thereto on the first day of each calendar year. The total amount of Bonding Surety Financing as of June 30, 2026, was $58.97 million.

Any Surety or Sureties providing financing that is not a Bonding Surety (each, a “Non-Bonding Surety” and collectively, the “Non-Bonding Sureties”) shall be deemed to be providing “Non-Bonding Financing.” The total amount of Non-Bonding Financing as of June 30, 2026, was $150.86 million.

The Financial Assistance Agreement provides for, among other things, the terms of certain Non-Bonding Financing arrangements with the Non-Bonding Sureties, including the conversion of certain Non-Bonding Financing into senior non-voting preferred shares (the “Preferred Shares”) in accordance with the terms of a Preferred Shares Term Sheet attached to the Financial Assistance Agreement. Under the terms of the Financial Assistance Agreement, each applicable Surety panel, which consists of the lead Surety and any participating co-Sureties for each project, has determined the expected loss for Non-Bonding Financing to fund to completion the outstanding bonded projects for the applicable Surety panel (the “Expected Loss”). The Preferred Shares Term Sheet contemplates that the amount initially converted and issued as Preferred Shares equals the lesser of the Non-Bonding Financing amount as of June 30, 2026, and 50% of the Expected Loss for each Surety panel. Based on the Non-Bonding Financing amount as of June 30, 2026, the Company expects to convert Non-Bonding Financing and issue Preferred Shares of $150.86 million allocated among such Sureties based on their respective percentage participation on the applicable Surety panel. The Preferred Shares will have a stated value of $1,000 per share and a liquidation preference equal to such stated value, will rank senior to any other class or series of equity of the Company, will have a perpetual maturity, and will not be convertible into any other securities of the Company. The Preferred Shares are required to be issued no later than September 30, 2026, and may not be primed by any other equity without the applicable Surety panel’s consent. The Preferred Shares will be adjusted upward or downward based on actual loss at the completion of the applicable Surety’s projects, with the final amount of Preferred Shares limited to 50% of actual loss. To the extent the amount of Preferred Shares initially issued exceeds 50% of the actual loss, that excess will be converted back to unsecured indebtedness, so that the aggregate amount of Preferred Shares is equal to 50% of the actual loss.

The remaining portion of Non-Bonding Financing for which Preferred Shares are not issued will constitute unsecured indebtedness of the Indemnitors, will bear no interest, and will not be subject to mandatory amortization payments; however, the Indemnitors are required to make specified payments in respect of such Non-Bonding Financing, including certain net cash proceeds from claims on bonded projects and 5% of annual operating cash flow.

At time of substantial completion of each Surety’s bonded projects, provided that the Indemnitors are not in default at the applicable time, each Surety will forgive the portion of its Non-Bonding Financing that is unsecured indebtedness if its bonded projects achieve substantial completion, or all project dispositions with respect to such projects are consummated, within 20% of the applicable Expected Loss amount. In addition, provided that the Indemnitors are not in default and the applicable Non-Bonding Financing has been forgiven, each Surety will release the Shareholder Indemnitors from their personal liability under that Surety’s indemnity agreements upon either the payment by the Shareholder Indemnitors of at least $10.0 million to the holders of the Non-Bonding Financing, or the redemption in whole of all Preferred Shares in accordance with the Preferred Shares Term Sheet. The forgiveness trigger will be measured separately for each Surety. A Surety that forgives its Non-Bonding Financing will retain the Preferred Shares issued to it. Any forgiveness is subject to revocation if an Indemnitor engages in specified bad acts or omissions, in which case the forgiven debt and related amounts become immediately due and payable. The Preferred Shares Term Sheet provides that the Company may, at its option after issuance, redeem Preferred Shares, in whole or in part, in cash at a price per share equal to the liquidation preference, subject to finalizing mutually acceptable redemption terms, and provides for holder-initiated mandatory redemption rights upon specified restructuring or change-of-control events.

Second Amendment to Credit Agreement

As previously reported, in March 2026 the Sureties acquired $110.0 million of loans and related lender rights under the Company’s term loan and security agreement, dated September 30, 2024 (as amended and modified, the “Credit Agreement”). As of June 30, 2026, the outstanding balance of the Credit Agreement was $96.4 million. On August 13, 2026, the Company and the Sureties entered into a second amendment to the Credit Agreement, with a retroactive effective date of March 17, 2026 (the “Second Amendment”).

Under the Second Amendment:

●	The interest rate has been reduced to 4.00% per annum, payable through capitalization of interest to principal (paid-in-kind) annually, rather than in cash, in place of the prior floating rate of 7.25% per annum plus the higher of (i) 90-day Term SOFR plus a 0.15% credit adjustment spread, or (ii) a 3.00% floor.

●	Quarterly amortization payments and early termination premium otherwise payable in certain circumstances have been suspended;

●	Certain financial maintenance covenants (including minimum liquidity and minimum EBITDA requirements) have been suspended;

●	These modified terms remain in effect unless certain default-related events occur, in which case terms would revert, in certain cases retroactively, to the previously applicable rate and provisions.

The Financial Assistance Agreement and Second Amendment include other customary and transaction specific provisions that are described in more detail in the Form 8-K filed with the SEC on August 13, 2026.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunnelling, communications, data centers, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

For more information, please visit Southland’s website at southlandholdings.com.

Forward-Looking Statements

This press release contains, and Southland’s officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “continue,” “expect,” “may,” “plan,” “future,” “will,” “would,” and similar references to future periods. Forward-looking statements may include, among others, statements regarding Southland’s future business, plans, strategies, operating results, financial condition, liquidity, backlog, bonding capacity, project performance, claims recoveries, litigation and dispute resolution, financing arrangements, surety support, capital resources, market conditions and other anticipated events or trends. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause Southland’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: Southland’s ability to meet liquidity needs and maintain adequate working capital; its ability to comply with, refinance or otherwise address obligations under its debt and surety arrangements; its ability to maintain adequate bonding capacity; the timing and ultimate recoverability of claims, change orders, contract modifications and contract assets; the outcome of pending or future litigation and project disputes; risks that backlog or remaining performance obligations may be delayed, reduced, cancelled or not converted into revenue as expected; risks associated with fixed-price construction contracts, cost estimates, margin pressure, project execution and cost overruns; weather, labor, materials, supply-chain, inflation, tariff and trade-related impacts; general economic conditions; the availability and terms of additional financing; Southland’s ability to maintain the listing of its securities; and other factors discussed in Southland’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the SEC.

Any forward-looking statement made by Southland in this press release is based only on information currently available to Southland and speaks only as of the date on which it is made. Southland undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Southland Contacts:

Keith Bassano

Chief Financial Officer

kbassano@southlandholdings.com

Alex Murray

Vice President, Corporate Development & Investor Relations

amurray@southlandholdings.com

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